TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS AND CONSTRUCTION OF TERMS..............................1
   A. DEFINITIONS............................................................1
   B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION..11
ARTICLE II TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS
AND OTHER UNCLASSIFIED CLAIMS...............................................11
     2.1 ADMINISTRATIVE EXPENSE CLAIMS......................................11
     2.2 PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.................11
     2.3 PRIORITY TAX CLAIMS................................................12
     2.4 DIP LOANS..........................................................12
ARTICLE III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................12
   A. SUMMARY...............................................................12
   B. Classification........................................................13
     3.1 CLASS 1A-B.........................................................13
     3.2 CLASSES 2A-C.......................................................13
     3.3 CLASS 3............................................................14
     3.4 CLASS 4............................................................14
     3.5 CLASSES 5A-B.......................................................14
     3.6 CLASS 6............................................................14
     3.7 CLASS 7............................................................14
     3.8 CLASS 8............................................................14
ARTICLE IV TREATMENT OF CLAIMS AND EQUITY INTEREST..........................14
     4.1 CLASS 1 -- OTHER PRIORITY CLAIMS AND PFC CLAIMS....................14
     4.2 CLASS 2 -- EMPLOYEE REIMBURSEMENT AND REFUND CLAIMS................15
     4.3 CLASS 3 -- HUNT/GFI NOTE...........................................15
     4.4 CLASS 4 -- SECURED TAX CLAIMS......................................16
     4.5 CLASS 5A-- GE SECURED CLAIMS.......................................17
     4.6 CLASS 5B -- OTHER SECURED CLAIMS...................................17
     4.7 CLASS 6 -- CONVENIENCE CLAIMS......................................18
     4.8 CLASS 7 -- GENERAL UNSECURED CLAIMS................................18
     4.9 CLASS 8 -- EQUITY INTERESTS........................................19
ARTICLE V PROPERTY DISTRIBUTIONS............................................19
     5.1 NEW TAX NOTES......................................................19
     5.2 AMENDED NOTES......................................................19
     5.3 GE NOTE............................................................20
     5.4 NEW COMMON STOCK...................................................20
     5.5 NEW NOTES..........................................................21
     5.6 NEW OPTIONS........................................................22

ARTICLE VI PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE EXPENSE
CLAIMS, CLAIMS AND EQUITY INTERESTS.........................................22
     6.1 VOTING OF CLAIMS AND EQUITY INTERESTS..............................22
     6.2 NONCONSENSUAL CONFIRMATION.........................................22
     6.3 METHOD OF DISTRIBUTIONS UNDER THE PLAN.............................22
     6.4 GENERAL UNSECURED CLAIMS...........................................24
     6.5 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS,
     CLAIMS AND EQUITY INTERESTS AND AVOIDANCE CLAIMS.......................26
     6.6 DISTRIBUTIONS RELATING TO ALLOWED INSURED CLAIMS...................28
     6.7 CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND AGREEMENTS...28
     6.8 REGISTRATION RIGHTS FOR NEW COMMON STOCK...........................29
     6.9 FULL RECOVERY FOR HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS......29
ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................29
     7.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES29
     7.2 RELEASES...........................................................31
     7.3 INDEMNIFICATION OBLIGATIONS........................................31
     7.4 COMPENSATION AND BENEFIT PROGRAMS..................................31
     7.5 RETIREE BENEFITS...................................................32
ARTICLE VIII PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE
REORGANIZED DEBTORS.........................................................32
     8.1 GENERAL............................................................32
     8.2 MEETINGS OF THE REORGANIZED DEBTOR'S STOCKHOLDERS..................32
     8.3 DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS......................32
     8.4 AMENDED CHARTER DOCUMENTS AND OTHER CORPORATE ACTION...............33
     8.5 ISSUANCE OF NEW SECURITIES AND INVESTMENTS.........................33
     8.6 STOCK OPTION PLAN..................................................34
     8.7 EMPLOYMENT CONTRACTS...............................................34
ARTICLE IX IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN................34
     9.1 TERM OF BANKRUPTCY INJUNCTION OR STAY..............................34
     9.2 REVESTING OF ASSETS................................................34
     9.3 CAUSES OF ACTION...................................................34
     9.4 DISCHARGE OF DEBTOR................................................35
     9.5 INJUNCTION.........................................................35
ARTICLE X EFFECTIVENESS OF THE PLAN.........................................35
     10.1 CONDITIONS PRECEDENT TO EFFECTIVENESS.............................35
     10.2 EFFECT OF FAILURE OF CONDITIONS...................................36
     10.3 WAIVER OF CONDITIONS..............................................36
ARTICLE XI RETENTION OF JURISDICTION........................................37

ARTICLE XII MISCELLANEOUS PROVISIONS........................................38
     12.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS...................38
     12.2 CORPORATE ACTION..................................................38
     12.3 EXEMPTION FROM TRANSFER TAXES.....................................38
     12.4 EXCULPATION.......................................................39
     12.5 TERMINATION OF COMMITTEE..........................................39
     12.6 CLAIMS RESOLUTION COMMITTEE.......................................39
     12.7 POST-EFFECTIVE DATE FEES AND EXPENSES.............................40
     12.8 PAYMENT OF STATUTORY FEES.........................................40
     12.9 AMENDMENT OR MODIFICATION OF THE PLAN.............................40
     12.10 SEVERABILITY.....................................................41
     12.11 REVOCATION OR WITHDRAWAL OF THE PLAN.............................41
     12.12 BINDING EFFECT...................................................41
     12.13 NOTICES..........................................................41
     12.14 GOVERNING LAW....................................................42
     12.15 WITHHOLDING AND REPORTING REQUIREMENTS...........................43
     12.16 PLAN SUPPLEMENT..................................................43
     12.17 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST..43
     12.18 HEADINGS.........................................................43
     12.19 EXHIBITS.........................................................43
     12.20 FILING OF ADDITIONAL DOCUMENTS...................................43

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF COLORADO

In re

WESTERN PACIFIC AIRLINES, INC., a    Case No. 97-24701 (SBB)
Delaware Corporation,                Chapter 11

Employer ID No. 86-0758778

Debtor.
-------------------------------------------------------------------------

                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


      Western Pacific Airlines, Inc. (the "DEBTOR"), the Debtor and Debtor- in-Possession, hereby proposes the following plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I
                      DEFINITIONS AND CONSTRUCTION OF TERMS

            A.    DEFINITIONS:   As used  herein, the  following  terms have the
respective meanings specified below, unless the context otherwise requires:

            1. 1 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

            1. 2 ALLOWED means, with reference to any Claim, other than a Disallowed Claim, (a) any Claim against the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim allowed hereunder, (c) any Claim which is not Disputed, (d) any Claim allowed by the Claims Resolution Committee in accordance with paragraph 6.5(c) hereof, or (e) any Claim which, if Disputed,
(i) as to which the liability of the Debtor and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; PROVIDED, HOWEVER, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

            1. 3 AMENDED BYLAWS means the amended and restated bylaws of the Reorganized Debtor, which shall be in substantially the form contained in the Plan Supplement.

            1. 4 AMENDED CERTIFICATE OF INCORPORATION means the amended and restated certificate of incorporation of the Reorganized Debtor, which shall be in substantially the form contained in the Plan Supplement.

            1. 5 AMENDED NOTES means the promissory notes to be issued to the holders of Class 3 Claims on the terms described in paragraph 4.3 hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 6 AVOIDANCE CLAIMS means all Causes of Action of the Debtor-in-Possession under sections 547, 548 and 553 of the Bankruptcy Code and under section 550 of the Bankruptcy Code to the extent related to a transfer avoided under said sections or, with respect to any fraudulent transfer Cause of Action under applicable state law[, and generally described in Schedule 1.6 to the Plan Supplement], but excluding any Dividend Rights and any Causes of Action arising out of or relating to the Hunt/GFI Note or the Claims or other agreements related thereto.

            1. 7 BAGGAGE CLAIM means any Claim for lost or damaged baggage or any similar claims related to the Debtor's transportation of a passenger's baggage.

            1. 8 BALLOT means the form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

            1. 9 BALLOT DATE means the date set by the Bankruptcy Court by which all Ballots must be received.

            1. 10 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

            1. 11 BANKRUPTCY COURT means the United States District Court for the District of Colorado having jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

            1. 12 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

            1. 13 BAR DATE means the last date for filing proofs of claim against the Debtor as set by order of the Bankruptcy Court or by this Plan.

            1. 14 BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which commercial banks in either New York City or Denver, Colorado are required or authorized to close by law or executive order.

            1. 15 CASH means legal tender of the United States of America and equivalents thereof.

            1. 16 CASH DISTRIBUTION POOL means $2,000,000 plus the proceeds, if any, of any Avoidance Claims received by the Debtor before the Effective Date, net of any costs and expenses, including attorneys' fees, incurred by the Debtor in the recovery of such proceeds

            1. 17 CAUSES OF ACTION means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

            1. 18 CERTIFICATES means the discount coupon certificates for travel being issued by the Reorganized Debtor to the holders of Allowed General Unsecured Claims in accordance with paragraph 4.8 hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 19 CERTIFICATE DISTRIBUTION POOL means Certificates having an aggregate face value of $3,000,000.

            1. 20 CHAPTER 11 CASE means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor, styled In re Western Pacific Airlines, Inc., Chapter 11 Case No. 97-24701 (SBB), currently pending in the Bankruptcy Court.

            1. 21 CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

            1. 22  CLAIMS  RESOLUTION  COMMITTEE   means  the  committee  to  be
established pursuant to paragraph 12.6 of the Plan.

            1. 23 CLASS means a group of Claims as classified in Article III of the Plan.

            1. 24 COLLATERAL means any property or interest in property of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

            1. 25 COMMENCEMENT DATE means October 5, 1997, the date on which the Debtor commenced the Chapter 11 Case.

            1. 26 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

            1. 27 CONFIRMATION HEARING means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

            1. 28 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

            1. 29 CONVENIENCE CLAIM means any Unsecured Claim in the amount of [$_,000] or less and any Unsecured Claim that is reduced to [$_,000] by the election of the holder thereof on such holder's Ballot; PROVIDED that, for purposes hereof, all such Unsecured Claims held by an entity or by any entity and any affiliate of an entity shall be aggregated and treated as one such Unsecured Claim; and PROVIDED FURTHER that, for purposes hereof, if all or any part of an Unsecured Claim was or is assigned, the Unsecured Claims held by all assignees of such Unsecured Claim shall be treated as one such Unsecured Claim.

            1. 30  CREDITORS'   COMMITTEE   means  the  statutory  committee  of
unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

            1. 31 DEBTOR IN POSSESSION means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

            1. 32 DIP CREDIT AGREEMENT means the Credit Agreement dated as of December 3, 1997 by and among the Debtor and the DIP Lenders, as amended and in effect from time to time.

            1. 33 DIP LENDERS means Energy Management Corporation and Sundance Venture Partners, L.P. II and their respective successors and assigns.

            1. 34 DIP LOAN CLAIMS shall have the meaning assigned to the term "Obligations" in the DIP Credit Agreement.

            1. 35 DIP LOANS means all loans or other advances made by the DIP Lenders to the Debtor pursuant to the DIP Credit Agreement and outstanding on the Effective Date.

            1. 36 DISALLOWED means, with reference to any Claim or Administration Expense Claim, any Claim or Administration Expense Claim to the extent (a) it is disallowed by an unstayed order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed or (c) it has been withdrawn, in whole or in part, by the holder thereof.

            1. 37 DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

            1. 38 DISPUTED means, with reference to any Claim or Administrative Expense Claim, any Claim or Administrative Expense Claim, other than a Disallowed Claim, proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case or in the case of an Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtor or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order.

            1. 39 DISPUTED CLAIM AMOUNT means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section 6.4 of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

            1. 40 DIVIDEND RIGHTS means any Cause of Action that may be brought by, or in the name of, the Debtor or the Debtor in Possession against any holder of preferred stock of the Debtor arising out of the declaration, payment or receipt of dividends in respect of such preferred stock.

            1. 41 EFFECTIVE DATE means the first Business Day on which the conditions in paragraph 10.1 of the Plan have been satisfied or waived.

            1. 42 EMPLOYEE REIMBURSEMENT CLAIMS means Claims by employees who were employed by the Debtor as of October 5, 1997 for reimbursement of expenses, incurred before October 6, 1997 on behalf of the Debtor pursuant to Western Pacific's ordinary and customary practices.

            1. 43 EMPLOYMENT CONTRACTS means the employment contracts or amended employment contracts entered into between the Reorganized Debtor and certain of its key executives, which shall be in substantially the respective forms contained in the Plan Supplement.

            1. 44 EQUITY INTEREST means any share of common or preferred stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

            1. 45 FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or the Reorganized Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that an order may be a Final Order notwithstanding the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order.

            1. 46 GE means General Electric Engine Services, Inc.

            1. 47 GE CLAIMS means all of the Claims of GE against the Debtor.

            1. 48 GE NOTE means the promissory note to be issued to the holder of Class 5A Claims on the terms described in paragraph 4.5 hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 49 GENERAL UNSECURED CLAIM mean any Unsecured Claim, other than a
Convenience  Claim,   including  any   Indemnification   Claim  (other  than  an
Indemnification Claim described in paragraph 7.3 hereof).

            1. 50 HUNT/GFI NOTE means the promissory note made by the Debtor dated September 13, 1997 originally payable to Bank One Texas, N.A. in the original principal amount of $10,000,000.

            1. 51 HUNT/GFI SECURED CLAIMS means all Secured Claims arising under the Hunt/GFI Note and related agreements as of the Commencement Date and either assigned to, or entered into directly by the Debtor with, Hunt Petroleum Corporation and GFI Company.

            1. 52 INDEMNIFICATION CLAIM means a Claim against the Debtor for indemnification, reimbursement or contribution (or similar claim-over) based on conduct or transactions that occurred before the Commencement Date.

            1. 53 INITIAL DISTRIBUTION DATE means the date chosen by the Debtor that is no more than 10 days following the Effective Date, or as soon thereafter as is practicable.

            1. 54 INSURED CLAIM means any Claim arising from an incident or occurrence that is covered under any of the Debtor's insurance policies.

            1. 55 LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

            1. 56 LIMITED SERVICE LIST means the Limited Service List as defined by the Case Management Order of the Bankruptcy Court as of the Confirmation Date.

            1. 57 NEW CLASS A COMMON STOCK means the Class A Common Stock of the Reorganized Debtor authorized and to be issued pursuant to the Plan. The New Class A Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended Certificate of Incorporation and the Amended Bylaws [and the Stockholders' Agreement].

            1. 58 NEW CLASS B COMMON STOCK means the Class B Common Stock of the Reorganized Debtor authorized and to be issued pursuant to the Plan. The New Class B Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended Certificate of Incorporation and the Amended Bylaws [and the Stockholders' Agreement].

            1. 59 NEW COMMON STOCK shall mean the New Class A Common Stock and the New Class B Common Stock.

            1. 60 NEW CREDIT AGREEMENT means the Credit Agreement to be dated the Effective Date between the Reorganized Debtor and the New Lenders, which shall be in substantially the form contained in the Plan Supplement, pursuant to which the New Lenders shall make available to the Reorganized Debtor a $10,000,000 working capital facility.

            1. 61 NEW LENDERS shall mean the lenders party to the New Credit Agreement.

            1. 62 NEW NOTES means the promissory notes being issued by the Reorganized Debtor to the holders of Allowed General Unsecured Claims in accordance with paragraph 4.8 hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 63 NEW NOTE DISTRIBUTION POOL means the New Notes having an aggregate amount set forth in Paragraph 4.8(b)(iii) of this Plan.

            1. 64 NEW OPTIONS means the options to acquire up to 5,000 shares of New Class A Common Stock to be issued to certain existing and future members of senior management pursuant to the Stock Option Plan, which shall be in substantially the form contained in the Plan Supplement.

            1. 65 NEW SECURED NOTES shall mean the promissory notes to be issued to the New Lenders under the New Credit Agreement in the aggregate principal amount of $10,000,000, which shall be in substantially the form contained in the Plan Supplement.

            1. 66 NEW TAX NOTES means the promissory notes that may be issued to the holders of Allowed Priority Tax Claims in accordance with paragraph 2.3(b) hereof or the holders of Allowed Secured Tax Claims in accordance with paragraph 4.4(b)(ii) hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 67 NOTICE AND OPPORTUNITY FOR HEARING. The phrase "after Notice and Opportunity for Hearing," or any variation thereof, shall have the same meaning as provided for in Section 102 of the Bankruptcy Code; PROVIDED, HOWEVER, that, from and after the Effective Date, any notice to be provided under this Plan shall be sufficient if provided to (i) the Limited Service List as contained in the records of the Bankruptcy Court on the Effective Date; (ii) all parties whose rights may be affected by the action which is the subject of the notice; or (iii) in any case, such notice as is approved as sufficient by order of the Bankruptcy Court.

            1.  68  OTHER  PRIORITY  CLAIM  means  any  Claim,   other  than  an
Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

            1. 69 OTHER SECURED CLAIMS means a Secured Claim not otherwise provided for in the Plan.

            1. 70 PFC CLAIM means a Claim for Passenger Facility Charges under 49 U.S.C. section 40117.

            1. 71 PLAN means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

            1. 72 PLAN DOCUMENTS shall mean the Amended Articles of Incorporation, Amended By-laws, Amended Notes, Employment Contracts, New Common Stock, New Credit Agreement, New Secured Notes, New Tax Notes, New Notes, GE Notes Registration Rights Agreement, Stock Option Plan, Stock
Acquisition Agreement and Stockholders' Agreement.

            1. 73 PLAN SUPPLEMENT means the forms of documents specified in paragraph 12.16 of the Plan.

            1. 74 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind specified in sections 502(i) or 507(a)(8) of the Bankruptcy Code.

            1. 75 PRO RATA SHARE means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all such Allowed Claims in such Class.

            1. 76 PURCHASER shall mean the holder of the DIP Loan Claims on the Effective Date.

            1. 77 QUARTER means the period beginning on the Effective Date and ending on the next of March 31, June 30, September 30 and December 31, and each three month period thereafter.

            1. 78 REGISTRATION RIGHTS AGREEMENT means a registration rights agreement to be entered into between the Reorganized Debtor and any person or entity entitled to become a party to such registration rights agreement under paragraph 6.8 of the Plan, which shall be in substantially the form contained in the Plan Supplement.

            1. 79 REORGANIZED DEBTOR means the Debtor, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

            1. 80 RESERVE   shall  have  the  meaning  set  forth  in  paragraph
6.4(b)(i) of the Plan.

            1. 81 SCHEDULES means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

            1. 82 SECURED CLAIM means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent subject to such right of setoff as of the Effective Date.

            1. 83 SECURED TAX CLAIM means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

            1. 84 STOCK OPTION PLAN means the Reorganized Debtor's Stock Option Plan, which shall be in substantially the form contained in the Plan Supplement.

            1. 85 STOCK ACQUISITION AGREEMENT means the agreement to be entered into between the Reorganized Debtor and the Purchaser, pursuant to which the Purchaser will acquire 100% of the shares of New Class B Common Stock issued under the Plan in accordance with paragraph 2.4 hereof, which shall be in substantially the form contained in the Plan Supplement.

            1. 86 STOCKHOLDERS' AGREEMENT means the stockholders' agreement to by and among the initial holders of New Common Stock, which shall be in substantially the form contained in the Plan Supplement.]

            1. 87 SUBSEQUENT DISTRIBUTION DATE means the twentieth day after the end of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter.

            1. 88 SURPLUS DISTRIBUTIONS shall have the meaning set forth in paragraph 6.4(d) of the Plan.

            1. 89 TICKET REFUND CLAIM means any Claim for a refund of a ticket issued by the Debtor before October 6, 1997.

            1. 90 TORT CLAIM means any Claim relating to personal injury, property damage or products liability or other similar Claim asserted against the Debtor that has not been compromised and settled or otherwise resolved before the Effective Date.

            1. 91 UNSECURED CLAIM means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim or a DIP Loan Claim.

            1. 92 VACATION PAY CLAIM means a Claim by employees who were employed by the Debtor as of October 5, 1997 for accrued vacation pay, whether accrued in the 90 days before October 6, 1997 or earlier.

            B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, paragraph, schedule or exhibit references in the Plan are to the respective Section in, Article of, Paragraph of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II
                           TREATMENT OF ADMINISTRATIVE
                       EXPENSE CLAIMS, PRIORITY TAX CLAIMS
                          AND OTHER UNCLASSIFIED CLAIMS

            2. 1 ADMINISTRATIVE EXPENSE CLAIMS. Except as otherwise provided herein or to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim, other than the DIP Loan Claims, shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; PROVIDED, HOWEVER, that obligations or liabilities incurred in the ordinary course of business by the Debtor in Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions. Applications for Administrative Expense Claims shall be filed by a date that is 60 days after the Effective Date or by such other date as may by fixed by the Bankruptcy Court.

            2. 2 PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and
(b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the Subsequent Distribution Date following the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor in Possession or, on and after the Effective Date, the Reorganized Debtor.

            2. 3 PRIORITY TAX CLAIMS. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) New Tax Notes payable in equal annual Cash installments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

            2. 4 DIP LOANS. In accordance with, and subject to, the terms of the Stock Acquisition Agreement and the Stockholders' Agreement, on the Effective Date, a portion of the DIP Loan Claims equal to the outstanding principal amount of the DIP Loans shall be converted into 100% of all shares of New Class B Common Stock being issued under the Plan, which New Class B Common Stock shall be delivered to the Purchaser in accordance with the terms of the Stock Acquisition Agreement. The balance of the DIP Loan Claims, including interest, fees and other amounts payable under the DIP Credit Agreement, due as of the Effective Date shall be paid in Cash in full on the Initial Distribution Date and any DIP Loan Claims that become due after the Effective Date shall be paid in Cash in full on the Subsequent Distribution Date following the date such DIP Loan Claims shall become due.

                                   ARTICLE III
                CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      A. SUMMARY. Claims (other than Administrative Expense Claims, Priority Tax Claims and DIP Loan Claims) and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

CLASS                                                                   STATUS

Class 1A    --   Other Priority Claims                                Impaired

Class 1B    --   PFC Claims                                           Impaired

Class 2A    --   Vacation Pay Claims                                Unimpaired

Class 2B    --   Employee Reimbursement Claims                        Impaired

Class 2C    --   Baggage and Ticket Refund Claims                   Unimpaired

Class 3     --   Hunt/GFI Note Claims                                 Impaired

Class 4     --   Secured Tax Claims                                   Impaired

Class 5A    --   GE Secured Claims                                    Impaired

Class 5B    --   Other Secured Claims                                 Impaired

Class 6     --   Convenience Claims                                   Impaired

Class 7     --   General Unsecured Claims                             Impaired

Class 8     --   Equity Interests                                     Impaired

      B.    CLASSIFICATION.

      Each Class of Claims against and Equity Interests in the Debtor hereunder are described as follows:

            3. 1 CLASS 1A-B.  Each subpart of Class 1 shall be deemed a separate class.

                  ( a)  CLASS 1A consists of all Allowed Other Priority Claims.

                  ( b)  CLASS1B consists of all Allowed PFC Claims.

            3. 2  CLASSES 2A-C.   Each  subpart of  Class 2 shall  be  deemed  a
               separate Class.

                  ( a)  Class 2A consists of all Allowed Vacation Pay Claims.

                  ( b) Class 2B consists of all Allowed Employee Reimbursement Claims.

                  ( c) Class 2C consists of all Allowed Baggage Claims and Allowed Ticket Refund Claims.

            3. 3  CLASS 3.  Class 3 consists of all Allowed Hunt/GFI Secured
                  Claims.

            3. 4  CLASS 4.  Class 4 consists of all Allowed Secured Tax Claims.

            3. 5  CLASSES 5A-B.  Each   subpart of  Class  5 shall be  deemed  a
                  separate Class.

                  ( a)  Class 5A consists of all Allowed GE Claims.

                  ( b)  Class 5B consists of all Allowed Other Secured Claims.

            3. 6 CLASS 6. Class 6 consists of all Allowed Convenience Class Claims.

            3. 7 CLASS 7. Class 7 consists of all Allowed General Unsecured Claims.

            3. 8  CLASS 8.  Class 8 Consists of all Equity Interests.


                                   ARTICLE IV
                     TREATMENT OF CLAIMS AND EQUITY INTEREST

            4. 1  CLASS 1 -- OTHER PRIORITY CLAIMS AND PFC CLAIMS.

                  ( a) Class 1A is impaired by the Plan, and each holder of an Allowed Other Priority Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  ( b) Class 1B is impaired by the Plan, and each holder of an Allowed PFC Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed PFC Claim shall receive Cash in an amount equal to such Allowed PFC Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such PFC Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

            4. 2  CLASS 2 -- EMPLOYEE REIMBURSEMENT AND REFUND CLAIMS.

                  ( a) CLASS 2A VACATION PAY CLAIMS. Each holder of an Allowed Vacation Pay Claim, whether or not a proof of claim has been filed by the holder thereof, shall be entitled to use his or her normal vacation time pursuant to the Reorganized Debtor's policies and shall be entitled to payment in Cash for such Allowed Vacation Pay Claim only to the extent accrued vacation pay is payable pursuant to the Reorganized Debtor's usual and customary policy regarding vacation pay. Class 2A is unimpaired under the Plan.

                  ( b) CLASS 2B EMPLOYEE REIMBURSEMENT CLAIMS. Each holder of an Allowed Employee Reimbursement Claim shall receive Cash in an amount equal to such Allowed Employee Reimbursement Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Allowed Employee Reimbursement Claim becomes an Allowed Employee Reimbursement Claim, or as soon thereafter as is practicable. Class 2B is impaired under the Plan and each holder of an Allowed Reimbursement Claim is entitled to vote to accept or reject the Plan.

                  ( c) CLASS 2C BAGGAGE AND TICKET REFUND CLAIMS. Each Allowed Baggage Claim and Allowed Ticket Refund Claim shall be satisfied in the ordinary course of the Reorganized Debtor's business pursuant to the Reorganized Debtor's usual and customary practices, whether or not a proof of claim has been filed by the holder thereof, provided a timely claim has otherwise been made to the Debtor in compliance with the applicable terms of the contract for carriage. Class 2C is unimpaired under the Plan.

            4. 3  CLASS 3 -- HUNT/GFI NOTE.


                  ( a) IMPAIRMENT AND VOTING. Class 3 is impaired by the Plan. Each holder of an Allowed Hunt/GFI Secured Claim is entitled to vote to accept or reject the Plan.

                  ( b) DISTRIBUTIONS. Each holder of an Allowed Hunt/GFI Secured Claim shall receive on the Effective Date Amended Notes in the principal amount of such holders' Allowed Hunt/GFI Secured Claim as of the Commencement Date payable in 12 equal quarterly installments beginning on the first Subsequent Distribution Date following the first anniversary of the Effective Date and on each Subsequent Distribution Date thereafter until the Amended Notes shall have been paid in full, together with interest at a rate per annum equal to the rate announced from time to time by Norwest Bank Colorado, N.A. as its "prime" or "base" rate plus [1%]. To the extent interest is payable on such Allowed Hunt/GFI Secured Claims under section 506(b) of the Bankruptcy Code for the period commencing on the Commencement Date and ending on the Effective Date, such accrued interest to the extent unpaid on the Effective Date shall be paid in Cash in full on the Initial Distribution Date. The Debtor on behalf of itself and the Reorganized Debtor reserves the right to assert any Cause of Action arising out of or relating to the Dividend Rights, which action could result in a reduction in the Allowed amount of the Hunt/GFI Secured Claim.

                  ( c) RETENTION OF LIENS. Each holder of an Allowed Hunt/GFI Secured Claim shall retain the Liens securing its Allowed Hunt/GFI Secured Claim as of the Effective Date until full and final payment of the Amended Notes is made as provided herein and therein, PROVIDED, however, that the holders of Allowed Hunt/GFI Secured Claims shall be required in accordance with that certain letter agreement dated September 19, 1997 (the "Letter Agreement") between Hunt Petroleum Corporation and the Debtor to release cash from the Cash Collateral Account (as defined in the Letter Agreement) from time to time to the extent the threshold amount exceeds $8.0 million or such lesser amount as provided for in the Letter Agreement.

            4. 4  CLASS 4 -- SECURED TAX CLAIMS.


                  ( a) IMPAIRMENT AND VOTING. Class 4 is impaired by the Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

                  ( b) DISTRIBUTIONS. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtor before the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim as of the Effective Date shall receive, at the sole option of the Reorganized Debtor, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, or (ii) New Tax Notes payable in equal annual Cash installments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest, over a period through the sixth anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

                  ( c) RETENTION OF LIENS. Each holder of an Allowed Secured Tax Claim shall retain the Liens (or replacement Liens as may be contemplated under nonbankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such Liens shall be deemed null and void and shall be unenforceable for all purposes.

            4. 5  CLASS 5A-- GE SECURED CLAIMS.

                  ( a) IMPAIRMENT AND VOTING. Class 5A is impaired by the Plan. The holder of the Allowed GE Secured Claim is entitled to vote to accept or reject the Plan.

                  ( b) DISTRIBUTIONS. The holder of the Allowed GE Claim shall receive on the Effective Date the GE Note in the principal amount of $__________ payable in 12 equal quarterly installments beginning on the first Subsequent Distribution Date following the first anniversary of the Effective Date and on each Subsequent Distribution Date thereafter until the GE Note shall have been paid in full, together with interest at a rate per annum equal to the rate announced from time to time by Norwest Bank Colorado, N.A.
as its "prime" or "base" rate plus [1%].

                  ( c) RETENTION OF LIENS. The holder of the Allowed GE Claim shall release the Liens claimed to secure the GE Claim as of the Effective Date and such Liens shall be deemed null and void and shall be unenforceable for all purposes.

            4. 6  CLASS 5B -- OTHER SECURED CLAIMS.

                  ( a) IMPAIRMENT AND VOTING. If the Debtor elects the treatment described in clause (b)(i) below, Class 5B is unimpaired by the Plan, and each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. If the Debtor elects the treatment described in clause (b)(ii) or (b)(iii) below, then Class 5 is impaired by the Plan and each holder of an Allowed Other Secured Claim is entitled to vote to accept or reject the Plan.

                  ( b) DISTRIBUTIONS/REINSTATEMENT OF CLAIMS. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtor, (i) each Allowed Other Secured Claim shall be reinstated and treated as unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

            4. 7  CLASS 6 -- CONVENIENCE CLAIMS.


                  ( a) IMPAIRMENT AND VOTING. Class 6 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

                  ( b) DISTRIBUTIONS. Each holder of an Allowed Convenience Claim as of the Effective Date shall receive Cash in an amount equal to [ %] of such Allowed Convenience Claim on the later of the Initial Distribution Date and the Subsequent Distribution Date following the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

            4. 8  CLASS 7 -- GENERAL UNSECURED CLAIMS.


                  ( a) IMPAIRMENT AND VOTING. Class 7 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

                  ( b)  DISTRIBUTIONS.

                        ( i) On the Initial D istribution Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim as of the Effective Date shall receive its Pro Rata Share of (a) the Cash Distribution Pool less the amount of Cash in the Reserve, (b) the New Note Distribution Pool less the New Notes in the Reserve and (c) the Certificate Distribution Pool less the Certificates in the Reserve.

                        ( ii) On each Subsequent Distribution Date, each current holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of the amount of Cash, New Notes and Certificates in the Surplus Distributions.

                        ( iii) The New Note Distribution Pool shall consists of New Notes having an aggregate principal amount of $3,000,000 subject to reduction as set forth in this subparagraph. The aggregate principal amount of New Notes shall be automatically reduced by 10% of the aggregate amount of General Unsecured Claims arising from arrearages as of the Petition Date on executory contracts (other than leases of nonresidential real property) released, waived or satisfied by means other than allowance of a General Unsecured Claim. In no event, however, shall the New Notes constituting the New Note Distribution Pool have an aggregate principal amount of less than $2,000,000.

            4. 9  CLASS 8 -- EQUITY INTERESTS.


                  ( a) IMPAIRMENT AND VOTING. Class 8 is impaired by the Plan. Each holder of an Allowed Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  ( b) NO DISTRIBUTIONS. All Equity Interests in the Debtor shall be canceled and extinguished on and as of the Effective Date, and the holders of all such Equity Interests shall not be entitled to any distributions under the Plan on account of such Equity Interests.

                                    ARTICLE V
                             PROPERTY DISTRIBUTIONS

      The Reorganized Debtor shall distribute (or cause the distribution of) the following property to the holders of Allowed Claims (as set forth herein):

            5. 1 NEW TAX NOTES. The principal terms of the New Tax Notes to be issued by the Reorganized Debtor under the Plan are as follows:

                  ( a) PRINCIPAL AMOUNT. The principal amount of each New Tax Note shall be equal to the amount of the Allowed Priority Tax Claim or Allowed Secured Tax Claim, as the case may be, as of the Commencement Date of the holder to which the note is distributed.

                  ( b) INTEREST RATE. The judgment rate of interest determined in accordance with 28 U.S.C. section 1961 on the Confirmation Date or such other rate as the Bankruptcy Court may determine at the Confirmation
Hearing.

                  ( c) MATURITY. The principal and any accrued but unpaid interest shall be due on the sixth anniversary of the assessment date of the Allowed Priority Tax Claim or Allowed Secured Tax Claim, as the case may be, of the holder to which the note is distributed, but shall be payable in six annual installments commencing on the first Subsequent Distribution Date following the later of (x) the first anniversary of the Effective Date and (y) the Date such Claim becomes an Allowed Claim.

            5. 2 AMENDED NOTES. The principal terms of the Amended Notes to be issued by this Reorganized Debtor under the Plan are as follows:

                  ( a) PRINCIPAL AMOUNT. The principal amount of each Amended Note shall be equal to the Allowed Hunt/GFI Secured Claim as of the Commencement Date of the holder to which the note is distributed.

                  ( b) INTEREST RATE. Interest shall accrue at a rate per annum equal to the rate of interest announced from time to time by Norwest Bank Colorado, N.A, as its "prime" or "base" rates plus [1%], and shall be payable quarterly in arrears beginning with the Initial Distribution Date and on each Subsequent Distribution Date thereafter until the Amended Notes have been paid in full.

                  ( c) MATURITY. The principal of the Amended Notes shall be due on the fourth anniversary of the Effective Date but shall be payable in 12 equal quarterly installments beginning on the first Subsequent Distribution Date following the first anniversary of the Effective Date.

            5. 3 GE NOTE. The principal terms of the GE Note to be issued by this Reorganized Debtor under the Plan as follows:

                  ( a) PRINCIPAL AMOUNT. The principal amount of the GE Note shall be equal to $________________.

                  ( b) INTEREST RATE. Interest shall accrue at a rate per annum equal to the rate of interest announced from time to time by Norwest Bank Colorado, N.A, as its "prime" or "base" rates plus [1%], and shall be payable quarterly in arrears beginning with the Initial Distribution Date and on each Subsequent Distribution Date thereafter until the GE Notes have been paid in full.

                  ( c) MATURITY. The principal of the GE Note shall be due on the fourth anniversary of the Effective Date but shall be payable in equal 12 quarterly installments beginning on the first Subsequent Distribution Date following the first anniversary of the Effective Date.

            5. 4 NEW COMMON STOCK. The principal terms of the New Common Stock to be issued by the Reorganized Debtor under the Plan are as follows:

                  ( a) AUTHORIZATION AND ISSUED AMOUNTS. 200,000 shares of New Class A Common Stock and 100,000 shares of Class B Common Stock authorized; 100,000 shares of New Class B Common Stock and no shares of New Class A Common Stock issued on the Effective Date.

                  ( b)  PAR VALUE.  $0.01 per share.

                  ( c) VOTING. Super voting provisions for New Class B Common Stock issued under the Plan at a rate of 10 votes per share, but only to the extent held by the original holders thereof (subject to certain transfers to affiliates). One vote per share for New Class A Common Stock. All New Common Stock shall vote together as one class.

                  ( d) REGISTRATION. The Reorganized Debtor shall execute a Registration Rights Agreement in favor of any person or entity that is issued 10% or more of the New Class B Common Stock.

                  ( e) RESERVATION OF SHARES. On the Effective Date, the Reorganized Debtor shall reserve 5,000 shares of the New Class A Common Stock for issuance to certain existing and future members of senior management of the Reorganized Debtor upon exercise of the New Options under the Stock Option Plan and 100,000 shares of New Class A Common Stock for issuance upon conversion of New Class B Common Stock into New Class A Common Stock.

                  ( f) DIVIDENDS. Dividends will be payable out of funds legally available therefor when and as determined by the Board of Directors of the Reorganized Debtor.

                  ( g) RESTRICTIONS. The New Common Stock shall contain such restrictions as expressly set forth in the Amended Certificate of Incorporation, Amended By-laws, the Stock Acquisition Agreement and the Stockholders' Agreement, and the stock certificates representing the New Common Stock will contain a restrictive legend to that effect.

                  ( h) CONVERSION FEATURE. New Class B Common Stock shall be convertible into New Class A Common Stock on a share for share basis.

            5. 5 NEW NOTES. The principal terms of the New Notes to be issued by the Reorganized Debtor to holders of Allowed General Unsecured Claims under the Plan are as follows:

                  ( a) PRINCIPAL AMOUNT. The principal amount of each New Note shall be equal to the relevant holder of an Allowed General Unsecured Claim's Pro Rata Share of the New Note Distribution Pool.

                  ( b) INTEREST RATE. Interest shall accrue at a rate per annum equal to 10%, and shall be payable quarterly in arrears beginning with the Initial Distribution Date and on each Subsequent Distribution Date thereafter until the New Notes have been paid in full.

                  ( c) MATURITY. The principal of the New Notes shall be due on the first anniversary of the Effective Date but interest shall be payable in equal quarterly installments beginning on the first Subsequent Distribution Date following the Effective Date.

            5. 6 NEW OPTIONS. The principal terms of the New Options to be issued by the Reorganized Debtor to existing and future members of senior management under the Stock Option Plan are as follows:

                  ( a) AUTHORIZED AMOUNT. New Options representing the right, in aggregate, to purchase 5,000 shares of New Class A Common Stock.

                  ( b) EXERCISE PRICE. The exercise price of the New Options shall be determined on the Confirmation Date.

                  ( c)  TERM.  As more fully described  in the Stock Option Plan

                  ( d) ALLOCATION OF NEW OPTIONS PURSUANT TO STOCK OPTION PLAN. In accordance with the terms of the Stock Option Plan, a portion of the New Options shall be issued to those members of management and in those amounts indicated in Schedule 1 to the Stock Option Plan on the Effective Date, with the balance of the New Options reserved for future issuance.

                  ( e) VESTING. The New Options shall be vested on such dates and in accordance with the terms as set forth in the Stock Option Plan.

                                   ARTICLE VI
                PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                  UNDER THE PLAN AND TREATMENT OF DISPUTED,
                  CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                 EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

            6. 1 VOTING OF CLAIMS AND EQUITY INTERESTS. Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

            6. 2 NONCONSENSUAL CONFIRMATION. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with paragraph 12.9 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

            6. 3  METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                  ( a) IN GENERAL. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Reorganized Debtor, or the Claims Resolution Committee, as the case may be, to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Effective Date, unless the Debtor or Reorganized Debtor have been notified before the Effective Date in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

                  ( b) DISTRIBUTIONS OF CASH. Any payment of Cash made by the Reorganized Debtor or the Claims Resolution Committee, as the case may be, pursuant to the Plan shall be made by check drawn on a domestic bank.

                  ( c) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

                  ( d) HART-SCOTT RODINO COMPLIANCE. Any shares of New Common Stock to be distributed under the Plan, the acquisition of which requires the filing of a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                  ( e) MINIMUM DISTRIBUTIONS. No payment of Cash less than twenty-five dollars shall be made by the Reorganized Debtor to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtor.

                  ( f) UNCLAIMED DISTRIBUTIONS. With respect to distributions under the Plan to holders of Allowed Administrative Expense Claims, any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in the Reorganized Debtor and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred. Distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof shall be added to the Reserve and any entitlement of such holders of Allowed General Unsecured Claims to such distributions shall be extinguished and forever barred.

                  ( g) TIME BAR TO CASH PAYMENTS. Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Reorganized Debtor or the Claims Resolution Committee, as the case may be, by the holder of the Allowed Claim with respect to which such check originally was issued. Any claims in respect of such a voided check shall be made on or before the later of (i) the first anniversary of the Effective Date or (ii) ninety days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

                  ( h) DISTRIBUTIONS TO HOLDERS AS OF THE EFFECTIVE DATE. As at the close of business on the Effective Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. Neither the Reorganized Debtor nor the Claims Resolution Committee shall have any obligation to recognize any transfer of any Claims occurring after the Effective Date. The Reorganized Debtor and the Claims Resolution Committee shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register (for Claims) as of the close of business on the Effective Date.

            6. 4  GENERAL UNSECURED CLAIMS.

                  ( a) CASH AND OTHER PROPERTY HELD ON OR BEFORE THE INITIAL DISTRIBUTION DATE.

                         ( i) On the  Effective  Date,  the  Reorganized  Debtor
shall deposit the Cash Distribution Pool in a segregated bank account or accounts in the name of the Claims Resolution Committee out of which the Claims Resolution Committee shall make payments to the holders of Allowed General Unsecured Claims in accordance with paragraph 4.8(b) hereof. Claims Resolution Committee shall invest the Cash held in such account or accounts in a manner consistent with investment guidelines to be agreed upon by the Debtor and the Creditors' Committee, which investment guidelines shall be included in the Plan Supplement. The Claims Resolution Committee shall pay, or cause to be paid, out of the funds held in such account or accounts, any tax imposed on such account by any governmental unit with respect to income generated by the property held in such account or accounts. The yield earned on such invested Cash for the period commencing on the Effective Date and continuing through and including the Initial Distribution Date (net of applicable taxes), shall be distributed to each holder of an Allowed General Unsecured Claim on the Initial Distribution Date, based upon each holder's Pro Rata Share.

                         ( ii) On the Effective  Date,  the  Reorganized  Debtor
shall establish the New Note Distribution Pool and the Certificate Distribution Pool out of which the Claims Resolution Committee shall make distributions to holders of Allowed General Unsecured Claims in accordance with paragraph 4.8(b) hereof; provided, however, that the Reorganized Debtor shall not be required to issue any New Notes on account of any Disputed General Unsecured Claims until such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

                  ( b) DISTRIBUTIONS WITHHELD FOR DISPUTED GENERAL UNSECURED CLAIMS.

                         ( i) ESTABLISHMENT  AND MAINTENANCE OF RESERVE.  On the
Initial Distribution Date and each Subsequent Distribution Date, the Claims Resolution Committee shall reserve from the distributions to be made on such dates to the holders of allowed General Unsecured Claims, an amount of Cash, New Notes and Certificates equal to 100% of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates as if such Disputed General Unsecured Claims were Allowed General Unsecured Claims in their Disputed Claim Amounts (the "RESERVE"); PROVIDED, HOWEVER, that no amounts shall be reserved for Disputed Insured Claims to the extent covered by insurance; and provided further, that the Reorganized Debtor shall not be required to issue any New Notes on account of any Disputed General Unsecured Claims until such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

                         ( ii)  PROPERTY  HELD  IN  RESERVE.  Cash  held  in the
Reserve shall be deposited in a segregated bank account or accounts in the name of the Claims Resolution Committee and designated as held in trust for the benefit of holders of Allowed General Unsecured Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtor. The Claims Resolution Committee shall invest the Cash held in the Reserve in a manner consistent with investment guidelines to be agreed upon by the Debtor and the Creditors' Committee, which investment guidelines shall be included in the Plan Supplement. The Claims Resolution Committee shall pay, or cause to be paid, to the Reorganized Debtor, out of the funds held in the Reserve, the incremental increase in any tax imposed on the Reorganized Debtor by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to each holder of an Allowed General Unsecured Claim on the last Subsequent Distribution Date under the Plan, based upon each holder's Pro Rata Share. New Notes and Certificates held in the Reserve shall be held in trust by the Claims Resolution Committee for the benefit of the potential claimants of such instruments and shall not constitute property of the Reorganized Debtor.

                  ( c) DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED GENERAL UNSECURED CLAIMS. The holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim subsequent to the Initial Distribution Date shall receive distributions of Cash, New Notes and Certificates from the Reserve (or from the Reorganized Debtor in respect of New Notes), on the next Subsequent Distribution Date following the date such Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim. Such distributions shall be made in accordance with the Plan based upon the distributions that would have otherwise been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed General Unsecured Claim on or prior the Effective Date, without any post-Effective Date interest thereon.

                  ( d) SURPLUS DISTRIBUTIONS TO HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS. The following consideration shall constitute surplus distribution (the "SURPLUS DISTRIBUTIONS") pursuant to the Plan: (i) pursuant to paragraph 6.3(f) and (g) of the Plan, distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof; (ii) to the extent that a Disputed General Unsecured Claim is Disallowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the amount of Cash, New Notes (or yet to be delivered New Notes, as the case may be) and Certificates in the Reserve over the amount of Cash, New Notes and Certificates actually distributed on account of such Disputed General Unsecured Claim; and (iii) the proceeds of any Avoidance Claims received after the Effective Date net of any costs and expenses incurred by the Claims Resolution Committee in accordance with paragraph 12.6(c) hereof. The Surplus Distributions shall be distributed to the holders of Allowed General Unsecured Claims pursuant to paragraph 4.8(b)(ii) of the Plan; PROVIDED, HOWEVER, that the Claims Resolution Committee shall not be under any obligation to make any Surplus Distributions on such Subsequent Distribution Date unless the Cash portion of the amount to be distributed on a Subsequent Distribution Date aggregates [$ ] or more, unless such distribution is the last distribution under the Plan.

                  ( e) PERSONAL INJURY TORT CLAIMS. All personal injury Tort Claims are Disputed Claims. Any personal injury Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Case shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any personal injury Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this paragraph 6.4(e) and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed General Unsecured Claim, except to the extent it is an Insured Claim, in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this paragraph 6.4(e) shall impair the Debtor's or the Reorganized Debtor's right to seek estimation of any and all personal injury Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim.

                  ( f) DISBURSING AGENT. The Claims Resolution Committee and/or the Reorganized Debtor may appoint a disbursing agent to fulfill their respective obligations hereunder with respect to distributions to holders of Allowed Claims, and the holding of all reserves and accounts pursuant to the Plan, including the Reserve.

            6. 5 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS AND AVOIDANCE CLAIMS.

                  ( a) Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Reorganized Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, HOWEVER, that, subject to paragraph 6.5(b) of the Plan, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court.

                  ( b) The Reorganized Debtor shall have the right to compromise, settle or resolve Administrative Expense Claims, without Bankruptcy Court approval that fall within the parameters of (i) prior orders of the Bankruptcy Court authorizing the Debtor to compromise or settle certain Administrative Expense Claims without approval of the Bankruptcy Court, (ii) settlement guidelines to be agreed upon by the Debtor and the Creditors' Committee before the Confirmation Date, or (iii) settlement guidelines to be agreed upon by the Debtor and the Claims Resolution Committee subsequent to the Effective Date.

                  ( c) On and after the Effective Date, the Claims Resolution Committee shall have the exclusive right to make and file objections to General Unsecured Claims and to prosecute any Avoidance Claims. All objections and adversary proceedings shall be litigated to Final Order; PROVIDED, HOWEVER, that, subject to paragraph 6.5(d) of the Plan, the Claims Resolution Committee shall have the authority to compromise, settle, otherwise resolve or withdraw any such adversary proceedings or objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Claims Resolution Committee shall commence all adversary proceedings relating to Avoidance Claims and file all objections to General Unsecured Claims that are the subject of proofs of claim filed with the Bankruptcy Court no later than 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

                  ( d) On the last day of each month or as otherwise agreed to in writing by the Debtor and the Claims Resolution Committee, the Claims Resolution Committee shall provide the Reorganized Debtor with written notice by overnight delivery service or facsimile transmission of each General Unsecured Claim or Avoidance Claim that they intend to compromise, settle or resolve, other than such compromises, settlements or resolutions that fall within the parameters of (i) settlement guidelines to be agreed upon by the Debtor and the Creditors' Committee before the Confirmation Date, (ii) prior orders of the Bankruptcy Court authorizing the Claims Resolution Committee to compromise or settle such General Unsecured Claims or adversary proceedings or (iii) settlement guidelines to be agreed upon by the Debtor and the Claims Resolution Committee subsequent to the Effective Date. Within 15 days after the receipt of such notice, the Reorganized Debtor shall provide the Claims Resolution Committee with written notice of any such compromises, settlements or resolutions with which it does not concur. If the Reorganized Debtor and the Claims Resolution Committee cannot reach agreement with respect to any such compromise, settlement or resolution, the Reorganized Debtor will be permitted to file with the Bankruptcy Court and serve on the Claims Resolution Committee an objection to the reasonableness of any such compromise, settlement or resolution within 15 days after the date that the Reorganized Debtor provides the Claims Resolution Committee with written notice of such compromise, settlement or resolution with which it does not concur, or within such other time period as may be agreed upon by the Reorganized Debtor and the Claims Resolution Committee. All proceeds of any Avoidance Claims, net of expenses, shall be contributed to the Surplus Distributions and distributed to the holders of Allowed General Unsecured Claims in accordance with paragraph 4.8(b)(ii) hereof.

            6. 6 DISTRIBUTIONS RELATING TO ALLOWED INSURED CLAIMS. To the extent that an Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies, then the balance of such Allowed Insured Claim shall be accorded the treatment of the Class of Claims that such Allowed Insured Claim would have otherwise been classified under the Plan in the absence of insurance coverage. Nothing contained in this paragraph
6.6 shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

            6. 7  CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND
AGREEMENTS.

                  ( a) On the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

                  ( b) Each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim shall surrender such promissory note, bond or instrument to the Reorganized Debtor, unless such requirement is waived by the Reorganized Debtor. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, bond or instrument is received by the Reorganized Debtor or the unavailability of such promissory note, bond or instrument is established to the reasonable satisfaction of the Reorganized Debtor or such requirement is waived by the Reorganized Debtor. The Reorganized Debtor may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtor. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim (i) if possible, to surrender or cause to be surrendered such promissory note, bond or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtor and
(iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtor, shall be deemed to have forfeited all rights, claims and Causes of Action against the Debtor and the Reorganized Debtor and shall not participate in any distribution hereunder.

            6. 8 REGISTRATION RIGHTS FOR NEW COMMON STOCK. Each person or entity receiving a distribution of New Class B Common Stock pursuant to the Plan representing at least 10% of the aggregate New Class B Common Stock issuable pursuant to the Plan shall be entitled to become a party to the Registration Rights Agreement upon conversion of such New Class B Common Stock to New Class A Common Stock as set forth in the Amended Certificate of Incorporation.

            6. 9 FULL RECOVERY FOR HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS. Holders of Allowed General Unsecured Claims will not be deemed to have received 100% of the value of their Allowed General Unsecured Claims unless and until the aggregate value of all distributions to such holders under the Plan equals the amount of their Allowed General Unsecured Claims, plus interest from the Commencement Date through and including the Effective Date the judgment rate of interest determined in accordance with 28 U.S.C.
ss. 1961 on the Confirmation Date.

                                   ARTICLE VII
                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            7. 1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  ( a) EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person shall be deemed rejected by the Reorganized Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, (ii) which is expressly being assumed by the Reorganized Debtor under paragraph 7.1(c), 7.4 or 7.5 hereof, (iii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served before the Confirmation Date or (iv) which is set forth in Schedule 7.1(a)(x) (executory contracts) or Schedule 7.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; PROVIDED, HOWEVER, that the Debtor or the Reorganized Debtor reserves the right, on or before the Ballot Date, to amend Schedules 7.1(a)(x) or 7.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtor or the Reorganized Debtor shall provide notice of any amendments to Schedules 7.1(a)(x) or 7.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby before the Ballot Date. No such amendment will be allowed after ten (10) days prior to the Ballot Date if it affects the procedural rights of the other party to the executory contract or unexpired lease unless such other party has waived such rights or the Bankruptcy Court orders otherwise. The listing of a document on Schedules 7.1(a)(x) and 7.1(a)(y) shall not constitute an admission by the Debtor or the Reorganized Debtor that such document is an executory contract or an unexpired lease or that the Debtor or the Reorganized Debtor have any liability thereunder.

                  ( b) SCHEDULES OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INCLUSIVENESS. Each executory contract and unexpired lease listed or to be listed on Schedules 7.1(a)(x) or 7.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 7.1(a)(x) or 7.1(a)(y) and
(ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 7.1(a)(x) or 7.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights IN REM relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously have been rejected.

                  ( c) INSURANCE  POLICIES.  The Debtor's insurance policies and any agreement, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under
Article IV and paragraph 6.6 of the Plan. Nothing contained in this paragraph 7.1(c) shall constitute or be deemed at a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

                  ( d) APPROVAL OF ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order shall constitute
(i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to paragraph 7.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume or reject the unexpired leases specified in paragraph 7.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to paragraph 7.1(a) hereof.

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

                  ( e) CURE OF DEFAULTS. Except as may otherwise be agreed by the parties or as otherwise required under the Bankruptcy Code, within 90 days after the Effective Date, the Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's or Reorganized Debtor's liability with respect thereto, or as may otherwise be agreed by the parties.

                  ( f) BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to paragraph 7.1 of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtor or the Reorganized Debtor or as otherwise provided in the Confirmation Order, by the later of (x) 90 days after the Effective Date and (y) 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 7.1(a)(x) or 7.1(a)(y). Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate, the Reorganized Debtor and their property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

            7. 2 RELEASES. The Debtor hereby releases and is permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which it has, may have or claim to have against any present or former director, officer or employee of the Debtor in such capacity, except for Causes of Action arising out of such person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that the foregoing shall not operate as a waiver of or release from (i) any Causes of Action arising out of any express contractual obligation owing by any such director, officer or employee to the Debtor or any reimbursement obligation of any such director, officer, or employee to the Debtor or any reimbursement obligation of any such director, officer or employee and with respect to a loan or advance made by the Debtor to such director, officer or employee, (ii) any Avoidance Claims that any such director, officer or employee may be subject to in their capacities other than as present or former director, officer or employee and (iii) any Dividend Rights.

            7. 3 INDEMNIFICATION OBLIGATIONS. For purposes of the Plan, the obligations of the Debtor to defend, indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees, respectively, on or after the Commencement Date against any claims or obligations pursuant to the Debtor's certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

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

            7. 4 COMPENSATION AND BENEFIT PROGRAMS. Except as provided in paragraph 7.1(a) of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor applicable to its directors, officers or employees, in each case, in effect on the Confirmation Date including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans, but excluding any existing stock option or similar plans, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

            7. 5 RETIREE BENEFITS. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits.

                                  ARTICLE VIII
                  PROVISIONS REGARDING CORPORATE GOVERNANCE
                  AND MANAGEMENT OF THE REORGANIZED DEBTORS

            8. 1 GENERAL. On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtor.

            8. 2 MEETINGS OF THE REORGANIZED DEBTOR'S STOCKHOLDERS. In accordance with the Amended Certificate of Incorporation and the Amended Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Reorganized Debtor shall be held on a date in [1999] selected by the Board of Directors of the Reorganized Debtor, and subsequent meetings of the stockholders of the Reorganized Debtor shall be held at a least once annually each year thereafter.

            8. 3  DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS.

                  ( a) BOARD OF DIRECTORS. As set forth in more detail in the Stock Acquisition Agreement, the initial Board of Directors of the Reorganized Debtor shall consist of five individuals chosen by the DIP Lenders whose names shall be disclosed before the date of the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of the Reorganized Debtor or their earlier resignation or removal in accordance with the Amended Certificate of Incorporation or Amended Bylaws, as the same may be amended from time to time. The members of the Debtor's existing Board of Directors shall have no continuing obligation to the Debtor or the Reorganized Debtor on and after the Effective Date.

                  ( b) OFFICERS.  The officers of the Debtor  immediately before the Effective Date shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with any employment agreements with the Reorganized Debtor and applicable nonbankruptcy law.

            8. 4 AMENDED CHARTER DOCUMENTS AND OTHER CORPORATE ACTION. As of the
Effective  Date,  the  Reorganized  Debtor  shall be deemed to have  adopted the
Amendment Certificate of Incorporation and the Amended Bylaws which shall thereupon become effective. The Reorganized Debtor shall file the Amended Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amended Certificate of Incorporation shall, among other things, contain appropriate provisions consistent with the Plan and the Plan Documents
(i) governing the authorization of the New Common Stock, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law, and (iii) implementing such other matters as the Reorganized Debtor believes are necessary and appropriate to effectuate the terms and conditions of the Plan, in each case, without any further action by the stockholders or directors of the Debtor, the Debtor in Possession or the Reorganized Debtor. Except as otherwise specifically provided in the Plan, the adoption of the Amended Certificate of Incorporation and the Amended Bylaws, the selection of directors and officers of the Reorganized Debtor, the distribution of Cash, the issuance and distribution of the New Common Stock, and the New Options and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized Debtor shall be deemed to have occurred and be effective on the Effective Date as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, officers or directors of Reorganized Debtor. To the extent required by law, the Board of Directors of the Reorganized Debtor shall take such action as may be necessary from time to time to approve the issuance of any securities or instruments contemplated to be issued in connection with the Plan and such other action, if any, as may be required to meet the requirements of the Plan or any securities or instruments contemplated to be issued in connection with the Plan.

            8. 5 ISSUANCE OF NEW SECURITIES AND INSTRUMENTS. The issuance of the following securities and instruments by the Reorganized Debtor is hereby authorized without further act or action under applicable law, regulation, order or rule:

                  ( a)  100,000 shares of New Class B Common Stock;

                  ( b)  the New Options;

                  ( c)  the New Notes;

                  ( d)  the Certificates;

                  ( e)  the New Tax Notes;

                  ( f)  the New Secured Notes;

                  ( g)  the Amended Notes; and

                  ( h)  the GE Note.

            8. 6 STOCK OPTION PLAN. If not theretofore adopted by the Debtor, on the Effective Date, the Stock Option Plan shall become effective without further act or action under applicable law, regulation, order or rule. Pursuant and subject to the Stock Option Plan, the Reorganized Debtor from time to time will issue to certain of its existing and future key employees the New Options to purchase approximately 5,000 shares of New Class A Common Stock. The New Options to purchase approximately 5,000 shares of New Class A Common Stock shall be reserved for issuance by the Reorganized Debtor from time to time pursuant and subject to the Stock Option Plan.

            8. 7 EMPLOYMENT CONTRACTS. As of the Effective Date, the Debtor or the Reorganized Debtor will have executed and delivered the Employment Contracts.

                                   ARTICLE IX
              IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

            9. 1 TERM OF BANKRUPTCY INJUNCTION OR STAY. All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the confirmation Date, shall remain in full force and effect until the Effective Date.

            9. 2  REVESTING OF ASSETS.

                  ( a) Other than the Avoidance Claims, the property of the estate of the Debtor shall revest in the Reorganized Debtor on the Effective Date.

                  ( b) From and after the Effective Date, the Reorganized Debtor may operate its businesses, and may use, acquire and dispose of its property free of any restrictions imposed under the Bankruptcy Code.

                  ( c) As of the Effective Date, all property of the Debtor and the Reorganized Debtor shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in the Plan.

            9. 3 CAUSES OF ACTION. As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtor and Debtor in Possession, including, without limitation, actions under sections 545, 549, 550, 551 of the Bankruptcy Code, but excluding any Avoidance Claims, shall become assets of the Reorganized Debtor, and the Reorganized Debtor shall have the authority to prosecute such Causes of Action for the benefit of the Reorganized Debtor. The Reorganized Debtor shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

            9. 4 DISCHARGE OF DEBTOR. The rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor and the Debtor in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtor shall be satisfied, discharged and released in full, and (b) all persons shall be precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

            9. 5 INJUNCTION. Except as otherwise expressly provided herein or the Confirmation Order, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against the Debtor or the Reorganized Debtor, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor or the Reorganized Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or the Reorganized Debtor or against the property or interests in property of the Debtor or the Reorganized Debtor on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or the Reorganized Debtor or against the property or interests in property of the Debtor or the Reorganized Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtor (including, without limitation, the Reorganized Debtor) and its respective properties and interests in property.

                                    ARTICLE X
                            EFFECTIVENESS OF THE PLAN

            10. 1 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to paragraph 10.3 of the Plan:

                  ( a) the Confirmation Order, in form and substance reasonably acceptable to the Debtor and Creditors' Committee, shall have become a Final Order;

                  ( b) all Plan Documents shall have been executed and delivered by the parties thereto, and all conditions to the effectiveness of the Plan Documents (other than the effectiveness of the Plan) shall have been satisfied or waived as provided therein;

                  ( c) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

                  ( d) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan, including, without limitation, all necessary consents or authorizations from the Department of Transportation and the Federal Aviation Administration; and

                  ( e) the Amended Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.

            10. 2 EFFECT OF FAILURE OF CONDITIONS. Upon satisfaction of all of the conditions specified in paragraph 10.1 of the Plan, the Debtor shall file a notice thereof with the Bankruptcy Court. In the event that one or more of the conditions specified in paragraph 10.1 of the Plan have not occurred on or before 60 days after the Confirmation Date, upon notification submitted by the Debtor to the Bankruptcy Court and counsel for the Creditors' Committee (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

            10. 3 WAIVER OF CONDITIONS. The Debtor with the written consent of the DIP Lenders and the New Lenders may waive, by a writing signed by an authorized representative of the Debtor and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to the effectiveness of the Plan set forth in paragraph 10.1 (exclusive of those documents and agreements set forth in (b) thereof) of the Plan; PROVIDED, HOWEVER, that the Debtor may not waive the condition set forth in paragraph 10.1(a) unless the Confirmation Order has been entered by the Bankruptcy Court, remains in full force and effect and its effectiveness has not been stayed.

                                   ARTICLE XI
                            RETENTION OF JURISDICTION

      The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  ( a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  ( b) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, adversary proceedings and contested matters arising in connection with the prosecution of any Avoidance Claims.

                  ( c) To hear and determine any objection to or the allowance of Administrative Expense Claims, Claims or Disputed Claims;

                  ( d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (  e)  To  issue  such  orders  in   aid  of   execution   and
consummation of the Plan, to the extent authorized by sections 105 and 1142 of the Bankruptcy Code;

                  ( f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  ( g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

                  ( h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

                  ( i) To recover all assets of the Debtor and property of the Debtor's estate, wherever located;

                  ( j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                  ( k) To enter such orders, including injunctions, as are necessary to enforce the title, rights and powers of the Debtor or the Reorganized Debtor;

                  ( l) To determine such other matters which may be set forth in the Confirmation Order, this Plan, or which may arise in connection with this Plan, the Confirmation Order or the Chapter 11 Case;

                  ( m) To hear any other matter not inconsistent with the Bankruptcy Code; and

                  ( n)  To enter a final decree closing the Chapter 11 Case.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

            12. 1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Debtor or Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

            12. 2 CORPORATE ACTION. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of the Debtor or Reorganized Debtor or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the New Common Stock, the New Notes, the New Options, the Certificates, the Amended Notes, the New Tax Notes, the New Secured Notes and the GE Notes, the effectiveness of the Amended Certificate of Incorporation and the Amended Bylaws, the election or appointment, as the case may be, of the directors and officers of the Reorganized Debtor pursuant to the Plan, the authorization and approval of the Employment Contracts, the Stock Option Plan, the New Credit Agreement and the Other Plan Documents shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state of Delaware without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor.

            12. 3 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

            12. 4 EXCULPATION.  Neither the Debtor, the Reorganized  Debtor, the
Creditors' Committee nor the DIP Lenders nor any of their respective members, officers, directors, employees, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Reorganized Debtor, the Creditors' Committee and the DIP Lenders and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein is intended to exculpate, satisfy, discharge or release any Avoidance Claims against present or former officers, directors or employees of the Debtor in their capacities other than as present or former officers, directors or employees.

            12. 5 TERMINATION OF COMMITTEE. The appointment of the Creditors' Committee shall terminate on the later of the Effective Date and the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses.

            12. 6 CLAIMS RESOLUTION COMMITTEE.

                  ( a) FUNCTION AND COMPOSITION. Before the Effective Date, the Creditors' Committee will have established the Claims Resolution Committee. The functions of the Claims Resolution Committee will be (i) to reconcile and resolve Disputed General Unsecured Claims, (ii) to make distributions on account of Allowed General Unsecured Claims and (iii) to prosecute, settle and compromise any Avoidance Claims. The Claims Resolution Committee will consist of three holders of Allowed General Unsecured Claims each of whom previously has served as a member of the Creditors' Committee.

                  ( b) PROCEDURES. The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (i) a majority of the Claims Resolution Committee will constitute a quorum; (ii) one member of the

Claims Resolution Committee will be designated by the majority of its members as its chairperson; (iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable; and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

                  ( c) EMPLOYMENT OF ATTORNEYS AND REIMBURSEMENT OF Expenses. The Claims Resolution Committee will be authorized to retain one law firm. The role of the Claims Resolution Committee's attorneys will be strictly limited to assisting the Claims Resolution Committee in its functions as set forth herein. The actual, necessary, reasonable and documented fees and expenses of the attorneys retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each member of the Claims Resolution Committee in the performance of its duties, and any costs and expenses incurred in connection with the prosecution, settlement or compromise of any and all Avoidance Claims, whether or not an adversary proceeding is ever commenced in respect thereof, shall be paid solely out of the Cash Distribution Pool. Other than as specified in the preceding sentence, the members of the Claims Resolution Committee will serve without compensation. The Claims Resolution Committee will provide the holders of Allowed General Unsecured Claims with periodic reports as to the status of (a) any Avoidance Claims, (b) any Disputed General Unsecured Claims, (c) any Surplus Distributions and (d) any other matters deemed appropriate. Upon the full satisfaction of its duties hereunder, the Claims Resolution Committee will prepare, execute and file with the Bankruptcy Court any documents necessary to cause its dissolution. Any funds or other properties held by the Claims Resolution Committee upon its dissolution, which, in the opinion of the Claims Resolution Committee, do not justify the cost of a distribution thereof to the holders of Allowed General Unsecured Claims shall be returned to the Reorganized Debtor. The attorneys retained by, and members of, the Claims Resolution Committee, will not be entitled to compensation or reimbursement of expenses for services rendered after the date of dissolution of the Claims Resolution Committee.

            12. 7 POST-EFFECTIVE DATE FEES AND EXPENSES. From and after the Effective Date, the Debtor and Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtor and Reorganized Debtor, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

            12. 8 PAYMENT  OF  STATUTORY  FEES.  All fees  payable  pursuant  to section 1930 of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

            12. 9 AMENDMENT OR MODIFICATION OF THE PLAN. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtor at any time before the Confirmation Date, provided that the Plan, as altered, amended


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

or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation with the consent of the DIP Lenders and the New Lenders, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

            12. 10 SEVERABILITY. In the event that the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

            12. 11 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtor reserves the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtor revokes or withdraws the Plan before the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

            12. 12 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtor.

            12. 13 NOTICES. All notices, requests and demands to or upon the Debtor or the Reorganized Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            If to the Debtor:

            Western Pacific Airlines, Inc.
            2863 South Circle Drive, Suite 1100
            Colorado Springs, Colorado 80906
            Attention:  Gregory Buhler
                        Senior VP and General Counsel
                        Telephone: (719) 527-7106
                        Facsimile: (719) 527-7481

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

            with a copy to:

            Faegre & Benson LLP
            370 17th Street
            Suite 2500
            Denver, Colorado 80202-4004
            Attention: Christian Onsager
            Telephone: (303) 820-0640
            Facsimile: (303) 820-0600

            If to the Creditors' Committee:

            Block Markus Williams, L.L.C.
            1700 Lincoln Street, Suite 3550
            Denver, CO  80203
            Attention:  James T. Markus
            Telephone: (303) 830-0800
            Facsimile: (303) 830-0809

            If to the DIP Lenders:

            Energy Management Corporation
            c/o Smith Management Company
            885 Third Avenue
            New York, NY  10022
            Attention: David Persing
            Telephone:  (212) 888-5500
            Facsimile:  (212) 751-9502

            Sundance Venture Partners, L.P., II
            c/o Anderson & Wells Company
            1 Arizona Center
            400 E. Van Buren, Suite 750
            Phoenix, AZ 85004
            Attn: Gregory S. Anderson
            Telephone:  (602) 252-3441
            Facsimile:  (602) 262-1450

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

            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019
            Attn:  Stephen J. Shimshak
            Telephone:  (212) 373-3133
            Facsimile:  (212) 373-2366

            12. 14 GOVERNING LAW. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

            12. 15 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the consummation of the Plan, the Debtor or the Reorganized Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

            12. 16 PLAN SUPPLEMENT. Forms of the Plan Documents and the Schedules referred to herein shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days before the Ballot Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with paragraph 12.13 of the Plan.

            12. 17 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

            12. 18 HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

            12. 19 EXHIBITS. All Exhibits to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

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

            12. 20 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Dated: Denver, Colorado December 23, 1997

                                   Respectfully submitted,

                                   WESTERN PACIFIC AIRLINES, INC., Delaware corporation


                                   By:
                                       Name:  Robert Peiser
                                       Title: President


                                    FAEGRE & BENSON LLP



                                    Christian  C.  Onsager,   #6889  Michael  J.
                                    Pankow,  #21212 370 17th Street,  Suite 2500
                                    Denver,  CO 80202 (303)  592-9000  ATTORNEYS
                                    FOR WESTERN PACIFIC AIRLINES, INC.



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




                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF COLORADO

In re

WESTERN PACIFIC AIRLINES, INC., a    Case No. 97-24701 (SBB)
Delaware Corporation,                Chapter 11

Employer ID No. 86-0758778

Debtor.
-------------------------------------------------------------------------


                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE











FAEGRE & BENSON, LLP
Christian C. Onsager
Michael J. Pankow
2500 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202-4004
(303) 592-9000

Attorneys for
Western Pacific Airlines, Inc.
Debtor and Debtor-in-Possession


Dated:  December 24, 1997



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